                                                                    Exhibit 99.1

[CHECKFREE LOGO]       Media relations contact:      Investor relations contact:
                       Judy DeRango Wicks            Tina Moore
                       (678) 375-1595                (678) 375-1278
                       jdwicks@checkfree.com         tmoore@checkfree.com

--------------------------------------------------------------------------------
                                                           FOR IMMEDIATE RELEASE


              CHECKFREE ANNOUNCES FISCAL 2004 FIRST QUARTER RESULTS
        --Increase in electronic billing and payment access points boosts consumer adoption metrics--
              --Transaction growth modestly ahead of expectations--

          ATLANTA (October 21, 2003) - CheckFree Corporation (NASDAQ: CKFR) today announced first quarter revenue growth of 9 percent to $141.3 million as compared to the same period last year. The Company's GAAP (Generally Accepted Accounting Principles) net loss was $6.7 million or a loss per share of $0.07, and underlying net income was $19.4 million, or $0.21 per share. Free cash flow was $21.6 million for the quarter, a 50 percent increase over the same period last year, as outlined in Attachment A.

          GAAP Results: Net loss for the first quarter was $6.7 million, compared to $16.2 million for the same quarter last year. Loss per share was $0.07 for the first quarter of fiscal 2004, compared to a loss per share of $0.18 for the first quarter of last year. GAAP net cash provided by operating activities was $27.0 million for the first quarter of fiscal 2004, a 12 percent increase over the same quarter last year.

          Underlying Results: Underlying net income for the first quarter was $19.4 million, compared to $14.1 million for the same quarter of last year. Underlying earnings per share were $0.21 for the first quarter of fiscal 2004, compared to $0.16 for the first quarter of last year. Underlying net income and earnings per share exclude revenue associated with warrants issued to a third party, the amortization of acquisition-related intangible assets, the cumulative effect upon adoption of SFAS 142, and related income tax benefits. A reconciliation of CheckFree's underlying results to its GAAP results is included in Attachment A.

          "We experienced consistent performance across all business units this quarter, with each contributing according to plan," said Pete Kight, CheckFree Chairman and Chief Executive Officer. "Specifically, in our Electronic Commerce division we saw all of our distribution channels contribute to the growth of key payment processing and electronic bill delivery metrics. Accelerated growth in both access points and consumer adoption reflects the strength of these results. In our Investment Services business, we saw a slight lift in portfolios under management for the first time in some time -- a good sign for a market that has been challenged by a weakened economy in recent years."

          "Our expanded international presence for enterprise reconciliation solutions and growing interest in our electronic check conversion solution contributed to our execution in a traditionally slow sales quarter for our Software business," Knight continued. "These collective results position us well for the remainder of fiscal 2004 and set a solid foundation on which to build and strengthen our market position as the financial e-commerce leader."

                                     -more-

            CHECKFREE ANNOUNCES FISCAL 2004 FIRST QUARTER RESULTS -- PAGE 2 OF 9

          The Company also reported that its Electronic Commerce unit processed
     126.7 million transactions for the quarter, a 5 percent increase over the previous quarter; delivered 14.7 million electronic bills, an increase of 27 percent over the previous quarter; and increased the number of fully enabled electronic billing and payment distribution points to more than 1,000. In its Investment Services unit, CheckFree signed three clients to its Multiple Strategy Portfolios solution, and increased portfolios under management from more than 1.2 million to 1.3 million during the quarter. In its Software business, CheckFree expanded its U.K.-based sales presence to include enterprise reconciliation through its RECON-Plus Frontier solution. Refer to Attachment B for details on the financial performance of CheckFree's divisions in the first quarter of fiscal 2004, and Attachment C for core electronic billing and payment metrics.

     EXPECTATIONS FOR SECOND QUARTER AND FISCAL YEAR

          "For the second quarter of 2004, we project revenue in the range of $143 to $148 million, and GAAP earnings per share in the range of $0.01 to $0.04," said CheckFree Chief Financial Officer David Mangum, "This equates to underlying earnings per share in the range of $0.22 to $0.24."

          "Sequential quarterly transaction growth for the second quarter should be in the range of 4 to 6 percent, reflecting solid growth across all distribution points and expected additional in-house runoff," Mangum continued. "We anticipate improved seasonal performance from our Software division and incremental progress from our Investment Services unit."

          "Our full-year guidance on earnings per share remains unchanged at breakeven to modestly positive on a GAAP basis, or $0.93 to $0.97 on an underlying basis; and we expect free cash flow to continue on track, with growth approaching 20 percent," Mangum concluded.

          The difference between GAAP and underlying earnings is due to acquisition-related intangible amortization expense.

     USE OF NON-GAAP FINANCIAL INFORMATION

          Management evaluates the operations of the Company using the metrics of underlying income, underlying earnings per share, and free cash flow. These non-GAAP financial measures exclude or include items that represent either non-cash charges that do not impact the Company's free cash flow, or other items, which are evaluated separately as they arise. Therefore, the Company believes that its underlying results and free cash flow calculations provide useful information to investors because they are consistent with its internal performance measurements. Further, the Company considers free cash flow to be a measure of liquidity and believes that it provides useful information to management and investors about the amount of cash generated by the Company after the acquisition of property and equipment, which can be used for strategic and other purposes. CheckFree's underlying results and free cash flow are not prepared in accordance with GAAP. These measures should be considered in addition to, and not as a substitute for, our GAAP results.

                                     -more-

            CHECKFREE ANNOUNCES FISCAL 2004 FIRST QUARTER RESULTS -- PAGE 3 OF 9


     CONFERENCE CALL ON THE INTERNET

          CheckFree will broadcast its first quarter conference call at 5:30 p.m. (EDT) today. To phone into the conference call, dial 1-800-243-6403 anytime after 5:15 p.m. (EDT) and ask for the conference call hosted by Peter Kight. CheckFree will also broadcast the call on the Internet. The live conference call will be accessible through the Investor Center section of the CheckFree corporate Web site at http://www.checkfreecorp.com. A digital replay of the call will be available on the same Web site after 7:30 p.m. (EDT).

     ABOUT CHECKFREE (www.checkfreecorp.com)
     CheckFree (NASDAQ: CKFR) is the leading provider of financial electronic commerce services and products. Founded in 1981 and celebrating its 23rd year in e-commerce, CheckFree is comprised of three divisions: Electronic Commerce, Software, and Investment Services. CheckFree launched the first fully integrated electronic billing and payment solution in 1997. In the quarter ended September 30, 2003, more than 11 million consumers initiated online payments through services offered by CheckFree's ELECTRONIC COMMERCE division. Electronic billing and payment is available through more than a thousand financial services organizations, including banks, brokerage firms, Internet portals and personal financial management (PFM) software. At these sites, consumers are able to electronically receive and pay about 300 bills, representing the bills most common to a U.S. household. CheckFree delivers nearly 15 million e-bills each quarter. CheckFree INVESTMENT SERVICES provides a broad range of investment management services to thousands of financial institutions nationwide. The division's clients manage more than 1.3 million portfolios totaling more than $700 billion in assets.

     CheckFree's SOFTWARE division provides solutions through three operating units: CheckFree ACH Solutions, CheckFree Financial and Compliance Solutions (CFACS), and CheckFree i-Solutions. CheckFree ACH Solutions provides software and services that are used to process more than two-thirds of the nation's nine billion Automated Clearing House payments, while CFACS provides reconciliation and compliance software and services to more than 500 organizations in the banking, brokerage, utility, retail, insurance and credit card industries, among others. CheckFree i-Solutions is the leading provider of e-billing and e-statement software and services for both business-to-consumer and business-to-business applications, with more billers as clients than all of its competitors have combined.

     Certain of the Company's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future, and include statements in this document regarding forecasts and expectations of revenue, earnings, cash flows, sequential transaction growth for the second quarter of fiscal 2004 and fiscal 2004 as a whole, and consumer adoption of electronic billing and payment services (paragraphs 4, 5, 7, 8, 9 and 10). Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended June 30, 2003 (filed September 15, 2003). One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

                                     # # #

            CHECKFREE ANNOUNCES FISCAL 2004 FIRST QUARTER RESULTS -- PAGE 4 OF 9

                     CHECKFREE CORPORATION AND SUBSIDIARIES
                 Consolidated Condensed Statements of Operations
                                   (Unaudited)
                      (In thousands, except per share data)


                                                               Three Months Ended
                                                                 September 30,
                                                     ------------------------------------
                                                         2003                  2002
                                                     --------------        --------------
Revenue:
     Processing and servicing                             $124,245             $ 114,491
     License fees                                            4,962                 4,209
     Maintenance fees                                        6,701                 6,186
     Other                                                   5,356                 5,349
                                                     --------------        --------------
          Total revenue                                    141,264               130,235

Expenses:
     Cost of processing, servicing and support              59,288                58,767
     Research and development                               14,903                12,235
     Sales and marketing                                    12,325                13,206
     General and administrative                             11,523                10,300
     Depreciation and amortization                          50,613                56,878
                                                     --------------        --------------
          Total expenses                                   148,652               151,386
                                                     --------------        --------------

Loss from operations                                        (7,388)              (21,151)
Interest, net                                               (1,624)               (1,216)
                                                     --------------        --------------

Loss before income taxes and cumulative
  effect of accounting change                               (9,012)              (22,367)

Income tax benefit                                          (2,343)               (9,085)
                                                     --------------        --------------

Loss before cumulative effect of accounting change          (6,669)              (13,282)

Cumulative effect of accounting change                           -                (2,894)
                                                     --------------        --------------

   Net loss                                               $ (6,669)            $ (16,176)
                                                     ==============        ==============


Basic and diluted loss per share:

  Basic and diluted net loss per share before
     cumulative effect of accounting change               $  (0.07)            $   (0.15)
  Cumulative effect of accounting change                         -                 (0.03)
                                                     --------------        --------------
  Net loss per common share                               $  (0.07)            $   (0.18)
                                                     ==============        ==============

  Equivalent number of shares                               89,463                88,378
                                                     ==============        ==============


            CHECKFREE ANNOUNCES FISCAL 2004 FIRST QUARTER RESULTS -- PAGE 5 OF 9


                     CHECKFREE CORPORATION AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheets
                                   (Unaudited)
                                 (In thousands)



                                                          September 30,              June 30,
                                                              2003                     2003
                                                       --------------------    ---------------------
Current assets:
     Cash, cash equivalents and investments                    $   312,391              $   282,032
     Accounts receivable, net                                       86,592                   81,626
     Deferred income taxes                                          41,657                   41,202
     Other current assets                                            9,995                   12,243
                                                       --------------------    ---------------------
          Total current assets                                     450,635                  417,103

Property and equipment, net                                         91,569                   94,853
Capitalized software and intangible assets, net                    906,026                  946,976
Investments                                                        112,036                  121,615
Other                                                                8,721                    6,723
                                                       --------------------    ---------------------
     Total assets                                              $ 1,568,987              $ 1,587,270
                                                       ====================    =====================


Current liabilities:
    Accounts payable, accrued liabilities and other            $    63,989              $    73,739
    Deferred revenues                                               37,744                   36,543
                                                       --------------------    ---------------------
          Total current liabilites                                 101,733                  110,282

Accrued rent and other                                               3,354                    3,419
Long-term obligations, less current portion                          3,774                    4,192
Deferred income taxes                                               21,011                   28,728
Convertible subordinated notes                                     172,500                  172,500

Net stockholders' equity                                         1,266,615                1,268,149
                                                       --------------------    ---------------------
     Total liabilities and stockholders' equity                $ 1,568,987              $ 1,587,270
                                                       ====================    =====================



            CHECKFREE ANNOUNCES FISCAL 2004 FIRST QUARTER RESULTS -- PAGE 6 OF 9

                                  Attachment A
                          CALCULATION OF FREE CASH FLOW

                                                   Three Months Ended
                                                      September 30,
                                                  2003            2002
                                              -------------   -------------
                                                     (in millions)

   Cash provided by operating activities            $ 27.0          $ 24.0
   Less:  capital expenditures                         5.4             9.6
                                              -------------   -------------
   Free cash flow                                   $ 21.6          $ 14.4
                                              =============   =============

The Company defines free cash flow as GAAP net cash from operating activities less capital expenditures.

            RECONCILIATION OF GAAP NET LOSS TO UNDERLYING NET INCOME
                          AND EARNINGS (LOSS) PER SHARE


                                                                  Three Months Ended
                                                                    September 30,
                                                             ----------------------------
                                                                 2003           2002
                                                             -------------   ------------
                                                        (in thousands, except per share data)

Total revenue per GAAP                                          $ 141,264      $ 130,235
Warrants issued to third party                                          -           (644)
                                                             -------------   ------------
Total underlying revenue                                        $ 141,264      $ 129,591
                                                             =============   ============

Net loss per GAAP                                               $  (6,669)     $ (16,176)
Warrants issued to third party                                          -           (644)
Amortization of intangible assets                                  40,494         46,157
Tax benefit of underlying adjustments                             (14,467)       (18,130)
Cumulative effect of accounting change (1)                              -          2,894
                                                             -------------   ------------
Underlying net income                                           $  19,358      $  14,101
                                                             =============   ============

GAAP basic and diluted weighted average shares outstanding         89,463         88,378
Impact of dilutive options and warrants                             1,895            196
                                                             -------------   ------------
Underlying diluted weighted average shares outstanding             91,358         88,574
                                                             =============   ============

GAAP basic and diluted loss per share                           $   (0.07)     $   (0.18)
                                                             =============   ============
Underlying diluted earnings per share                           $    0.21      $    0.16
                                                             =============   ============



(1) Effective July 1, 2002, the Company adopted SFAS No. 142 - Accounting for Goodwill and Other Intangible Assets. Upon adoption of SFAS No. 142 the Company no longer amortizes goodwill.


                                                                     (CONTINUED)

            CHECKFREE ANNOUNCES FISCAL 2004 FIRST QUARTER RESULTS -- PAGE 7 OF 9

                                                        ATTACHMENT A (CONTINUED)

                     CHECKFREE CORPORATION AND SUBSIDIARIES
     Supplemental Underlying Consolidated Condensed Statements of Operations
                                   (Unaudited)
                      (In thousands, except per share data)


                                                            Three Months Ended
                                                              September 30,
                                                     -------------------------------
                                                         2003             2002
                                                     --------------   --------------
Revenue:
     Processing and servicing                            $ 124,245        $ 113,847
     License fees                                            4,962            4,209
     Maintenance fees                                        6,701            6,186
     Other                                                   5,356            5,349
                                                     --------------   --------------
          Total revenue                                    141,264          129,591

Expenses:
     Cost of processing, servicing and support              59,288           58,767
     Research and development                               14,903           12,235
     Sales and marketing                                    12,325           13,206
     General and administrative                             11,523           10,300
     Depreciation and amortization                          10,119           10,721
                                                     --------------   --------------
          Total expenses                                   108,158          105,229
                                                     --------------   --------------

Income from operations                                      33,106           24,362
Interest, net                                               (1,624)          (1,216)
                                                     --------------   --------------

Income before income taxes                                  31,482           23,146

Income tax expense                                          12,124            9,045
                                                     --------------   --------------

Net income                                               $  19,358        $  14,101
                                                     ==============   ==============

Basic income per share:

    Net income per common share                          $    0.22        $    0.16
                                                     ==============   ==============

    Equivalent number of shares                             89,463           88,378
                                                     ==============   ==============

Diluted income per share:

    Net income per common share                          $    0.21        $    0.16
                                                     ==============   ==============

    Equivalent number of shares                             91,358           88,574
                                                     ==============   ==============


            CHECKFREE ANNOUNCES FISCAL 2004 FIRST QUARTER RESULTS -- PAGE 8 OF 9

                                  Attachment B
         RECONCILIATION OF GAAP RESULTS TO UNDERLYING RESULTS BY SEGMENT


                                                       Three Months Ended
                                                          September 30,
                                                       2003           2002
                                                    ------------   ------------
                                                          (in thousands)
ELECTRONIC COMMERCE:
Total revenue per GAAP                                 $106,555       $ 96,643
Warrants issued to third party                                -           (644)
                                                    ------------   ------------
Total underlying revenue                               $106,555       $ 95,999
                                                    ============   ============

Operating loss per GAAP                                $ (5,599)      $(16,661)
Warrants issued to third party                                -           (644)
Amortization of intangible assets                        39,521         43,757
                                                    ------------   ------------
Underlying operating income                            $ 33,922       $ 26,452
                                                    ============   ============


INVESTMENT SERVICES:
Revenue (GAAP and underlying)                          $ 20,293       $ 20,523
                                                    ============   ============

Operating income per GAAP                              $  4,686       $  4,099
Amortization of intangible assets                           232            745
                                                    ------------   ------------
Underlying operating income                            $  4,918       $  4,844
                                                    ============   ============


SOFTWARE:
Revenue (GAAP and underlying)                          $ 14,416       $ 13,069
                                                    ============   ============

Operating income (loss) per GAAP                       $  1,487       $   (566)
Amortization of intangible assets                           741          1,655
                                                    ------------   ------------
Underlying operating income                            $  2,228       $  1,089
                                                    ============   ============


CORPORATE:
Operating (loss) per GAAP                              $ (7,962)      $ (8,023)
                                                    ------------   ------------
Underlying operating loss                              $ (7,962)      $ (8,023)
                                                    ============   ============


                                      # # #

            CHECKFREE ANNOUNCES FISCAL 2004 FIRST QUARTER RESULTS -- PAGE 9 OF 9

                                  Attachment C
                   CORE ELECTRONIC BILLING AND PAYMENT METRICS



                                                                Quarter Ended
                                     9/30/03        6/30/03        3/31/03      12/31/02     9/30/02
                                     ---------------------------------------------------------------
                                (in millions, except revenue/transaction, percentages and distribution points)
TRANSACTIONS

FULL SERVICE TRANSACTIONS
Revenue                                $85.5          $82.6          $81.5        $75.1        $71.6
Active Subscribers(1)                    4.6            4.2            3.9          3.5          3.2
Transactions                            94.3           87.5           80.3         74.9         67.2
Revenue/Transaction(2)                 $0.91          $0.94          $1.01        $1.00        $1.07

PAYMENT SERVICES TRANSACTIONS
Revenue                                $11.9          $12.3          $12.8        $13.9        $14.7
Transactions                            32.4           32.7           31.6         30.1         29.5
Revenue/Transaction(2)                 $0.37          $0.37          $0.41        $0.46        $0.50

TOTAL TRANSACTIONS                     126.7          120.2          111.9        105.0         96.7

OTHER REVENUE                           $9.2          $11.2          $10.3         $9.2         $9.7(3)


e-BILL DELIVERY
Electronic bills distributed            14.7           11.5            8.8          6.8         4.8
Quarterly sequential growth              27%            31%            30%          41%          26%


ELECTRONIC RATE
Electronic payment rate                  76%            75%            74%          73%          73%


CONSUMER ONLINE ACCESS
Distribution points for EBP            1,028            949            842          784         657


CUSTOMER REACH(4)
Consumers initiating payments             11             10              9           8            7



(1) "Active" refers to subscribers who have viewed or paid a bill in the last 90 days at a Consumer Service Provider that outsources essentially all of its EBP functions to CheckFree.
(2) Revenue/Transaction is derived by dividing all services and transaction revenue earned in the category by the number of transactions tracked in the category.
(3) Excludes a $0.6 million non-cash increase to GAAP Other Revenue of $10.3 million for warrants issued to a third party.
(4) Represents the consumers initiating payments through CheckFree-managed services.

                                      # # #